UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 22, 2013
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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	5961	27-1668227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7825 Fay Avenue, Suite 200, La Jolla, CA 92037
888-530-3738

With Copies to:
Gary L. Blum
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
(213) 381-7450

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
———————
Jonathan F. Irwin, Chief Executive Officer
7825 Fay Avenue, Suite 200, La Jolla, CA 92037
888-530-3738
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
———————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement

On February 22, 2013, Frozen Food Gift Group, Inc. (“Company“) entered into a Stock Purchase Agreement (“Agreement”) with all of the shareholders  (“Shareholders”) of Miami Ice Machine Company, Inc. (“Mimco”) whereby the Company purchased all of the outstanding shares of Mimco from the Shareholders, making Mimco a wholly-owned subsidiary of the Company. Pursuant to the Agreement, the Company shall issue to the Shareholders a total of $880,000 of restricted Company common stock in exchange for all Mimco shares. If, at any time during the period of two years from the closing date of February 22, 2013, the average closing price of Company common stock as listed on the OTCBB falls lower than twenty percent  (20%) of the share valuation of $0.05 for at least twenty consecutive days, then the Company shall promptly issue to the Shareholders that number of additional shares such that the Shareholders receive a total amount of shares (including those originally issued at the February 22, 2013 closing) that equal the $880,000 purchase price. Further, the Shareholders are entitled to an additional $280,000 of Company securities if, for either the year ending 2013 or the year 2014, the annual revenues of the Mimco business in the South Florida territory (defined as Dade, Broward, Palm Beach, Martin, Monroe, Collier and Lee counties, and the Caribbean islands excluding any Central American or South American sovereign nations), exceeds $1,000,000 in revenue. The Agreement includes customary representations, warranties and covenants.

The foregoing description of the transaction does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and is qualified in its entirety by reference to the Agreement itself.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: February 28, 2013	By:	/s/ JONATHAN F. IRWIN
Jonathan F. Irwin
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

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